UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2017 (January 31, 2017)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Park Lane, Suite 200

Dallas, Texas 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Limited Waiver to Credit Agreement and Limited Waiver to Senior Secured Term Loan Agreement

On January 31, 2017, Sunoco LP (the “Partnership”) entered into (i) a limited waiver (the “Credit Agreement Waiver”) to the Credit Agreement, dated as of September 25, 2014 (as amended to date, the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., in its capacity as a letter of credit issuer, as swing line lender, and as administrative agent (the “Credit Agreement Agent”) and (ii) a limited waiver (the “Term Loan Waiver” and, together with the Credit Agreement Waiver, the “Waivers”) to the Senior Secured Term Loan Agreement, dated as of March 31, 2016 (as amended to date, the “Term Loan Agreement” and, together with the Credit Agreement, the “Agreements”) with the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent (the “Term Loan Agent” and, together with the Credit Agreement Agent, the “Agents”). Under the Waivers, the Agents and lenders party thereto waived and deemed remedied, among other matters, the miscalculations of the Partnership’s consolidated EBITDA (and therefore leverage ratio) as set forth in its previously delivered compliance certificates and the resulting failure to pay incremental interest owed under each Agreement from December 21, 2016 through the effective date of the Waivers (which failure was remedied prior to the effectiveness of the Waivers).

As a result of the restatement of the compliance certificates for the fiscal quarter ended September 30, 2016 delivered in connection with the Waivers, the margin applicable to the obligations under the Agreements increased from (i) 2.75% in respect of LIBOR rate loans and 1.75% in respect of base rate loans to (ii) 3.00% in respect of LIBOR rate loans and 2.00% in respect of base rate loans, until the delivery of the next compliance certificates.

The discussion included herein of the Credit Agreement Waiver and the Term Loan Waiver is qualified in its entirety by reference to Exhibit 10.1 and Exhibit 10.2, respectively, of this report on Form 8-K, which are hereby incorporated into this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Waiver to Credit Agreement, dated as of January 31, 2017, by and among Sunoco LP, Bank of America, N.A. and the financial institutions parties thereto as Lenders.

10.2	Limited Waiver to Senior Secured Term Agreement, dated as of January 31, 2017, by and among Sunoco LP, Credit Suisse AG, Cayman Islands Branch, and the financial institutions parties thereto as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: February 3, 2017	By:	/s/ Thomas R. Miller
		Name:	Thomas R. Miller
		Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Limited Waiver to Credit Agreement, dated as of January 31, 2017, by and among Sunoco LP, Bank of America, N.A. and the financial institutions parties thereto as Lenders.

10.2	Limited Waiver to Senior Secured Term Agreement, dated as of January 31, 2017, by and among Sunoco LP, Credit Suisse AG, Cayman Islands Branch, and the financial institutions parties thereto as Lenders.